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                                                                   EXHIBIT 10.29


                                NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN

                           (As Amended March 21, 1994)



SECTION 1 - PURPOSE

      The NBD BANCORP, INC. PERFORMANCE INCENTIVE PLAN (hereinafter called the "Plan") is a plan to provide long term incentive compensation to certain current and former key officers and employees of NBD Bancorp, Inc. (hereinafter called the "Corporation") and of its affiliated entities (hereinafter, including the Corporation, called "participating affiliates") based upon such officers' and employees' individual contributions to the long term growth and profitability of the Corporation, in order to encourage their identity with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the officers and employees selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as officers and employees individuals of superior ability and in motivating their activities on behalf of the Corporation.

SECTION 2 - DEFINITIONS

      (a) The term "affiliated entities" shall mean those corporations and partnerships in which the Corporation owns directly or indirectly a significant equity interest as defined under generally accepted accounting principles.

      (b) The term "Code" shall mean the Internal Revenue Code of 1986, as the same may be from time to time amended.

      (c) The term "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, the members of which shall be "disinterested persons"' under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and shall be ineligible to participate in the Plan.

      (d) The term "company stock" shall mean shares of the common capital stock of the Corporation available for award or awarded, or subject to options or rights granted, under the Plan.

      (e) The term "market value" shall mean for a share of company stock as of any date the mean between the highest and lowest sale prices for the company stock as reflected in the New York Stock Exchange Composite Transactions Quotations for that date, or if there is no sale on such date, then on the next preceding date on which a sale has occurred.


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      (f) The term "options" shall mean collectively the incentive stock options and the non-qualified options available for grant or granted under Section 10 of the Plan.

      (g) The term "optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Section 10 of the Plan.

      (h) The term "performance share" shall mean one share of company stock available for award or awarded under Section 8 of the Plan.

      (i) The term "rights" shall mean the stock appreciation rights available for grant or granted in connection with options under Section 10 of the Plan.

      (j) The term "share unit" shall mean a unit available for award under the Plan having a cash value upon distribution equal to the market value of one share of company stock on the distribution date.

SECTION 3 - EFFECTIVE DATE AND DURATION

      Subject to the approval of the Plan by the shareholders of the Corporation, the Plan shall be generally effective as of January 1, 1988. The Plan shall continue until it is terminated by the Board of Directors as provided in Section 12.

SECTION 4 -ADMINISTRATION

      The Committee shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.

SECTION 5 - PARTICIPATION, STOCK AWARDS AND OPTION GRANTS

      (a) Each year, the Committee shall designate as participants in the Plan those officers and employees of the participating affiliates and those former officers and employees who have a consulting arrangement with the Corporation whom the Committee determines to have significant responsibility for the success and future growth and profitability of the Corporation.

      (b) Each year, the Committee may award shares of company stock, performance shares, share units, and/or may grant stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Code or stock options that do not qualify as incentive stock options and/or stock appreciation rights for use in connection with options to each current and former officer and employee whom it has designated as a participant for such year. Upon the approval by the Board of Directors of the Corporation of the individual awards and/or grants, if any, made to executive officers and of the total of all awards and grants made to all other persons, the determination of the Committee as to each such award and grant shall become final.


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SECTION 6 - SHARES RESERVED UNDER THE PLAN

      There is hereby reserved for award and/or grant under the Plan an aggregate number of whole shares of company stock equal as nearly as possible to, but not more than, 5% of the aggregate shares of company stock outstanding on the first day of January of each year, less the number of shares and share units awarded or subject to options granted under the Plan during the immediately preceding four-calendar-year period that have not been forfeited. Of such aggregate number, no more than 1,000,000 shares of company stock shall be available for the grant of incentive stock options under the Plan. Shares of company stock may be authorized but unissued shares, treasury shares, shares acquired in the open market, or any combination of the foregoing, and if acquired in the open market, shall be acquired by an agent independent of the participating affiliates. Any shares of company stock (including performance shares), share units, or options that are forfeited pursuant to Sections 8(f) or
(g), 9(d) or (e), or 10(h) of the Plan and, to the extent permissible for purposes of allowing the Plan to continue to be considered as described under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any shares of company stock that are used for full or partial payment of the purchase price of shares with respect to which an option is exercised pursuant to Section 10 of the Plan may thereafter again be awarded or made subject to grant under the Plan. In the event of any change in the outstanding shares of the common capital stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change, the Committee may make appropriate adjustments in the aggregate number of shares of company stock (including performance shares) and share units already awarded or made subject to options granted or reserved for award or grant under the Plan, in the prices of options granted, or provide for the substitution of other securities of the class exchanged for common capital stock of the Corporation in any merger or consolidation.

SECTION 7 - SHARES AWARDED AND OPTIONS GRANTED UNDER THE PLAN

      (a) Shares of company stock (including performance shares), share units, options and/or rights awarded or granted to a participant may not be sold, transferred, alienated or assigned (other than by will or the laws of descent and distribution) during the award period, performance period and/or exercise period established with respect to such shares, but nothing contained in this sentence shall preclude the sale or other transfer of shares of company stock obtained by the proper exercise of any option. During the lifetime of an optionee, the option or right shall be exercisable only by the optionee personally or by the optionee's legal representative.

      (b) Subject to the vesting provisions of Sections 8(e) and 9(c), shares of company stock awarded to a participant will become freely transferable by the participant only at the end of the award period or performance period established with respect to such shares.

      (c) The vesting of awards of shares of company stock (including performance shares) and/or share units in, and the exercise of options and/or rights by, a participant under this Plan shall be subject to satisfaction of the conditions precedent that the participant refrain from engaging in any activity that, in the opinion of the Committee, is competitive with any activity of the Corporation or


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any of the participating affiliates (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity that is competitive with any activity of the Corporation or any of the participating affiliates) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and that the participant furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Any shares of company stock awarded or issued under the Plan may be made subject to such other conditions or restrictions as the Committee deems advisable, including without limitation, provisions to comply with federal and state securities laws.

      (d) Whenever shares of company stock are awarded to a participant, such shares shall be outstanding, and stock certificates may be issued in the name of the participant or a book entry may be made by the Corporation's stock transfer agent for the account of the participant, which certificates and/or account shall bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. Any certificates actually issued for shares of company stock awarded under the Plan shall be deposited for the benefit of the participant with NBD Bank, N.A., as custodian until such time as the shares are vested and transferable.

      (e) A participant who is awarded shares of company stock under Section 8 or Section 9 of the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

      (f) Shares of company stock awarded to a participant under Section 8 or
Section 9 of the Plan, whether or not vested or transferable, shall have full dividend rights with respect to dividends declared after the award, with such dividends being paid directly to the participant. If all or part of a dividend is paid in the form of shares of common capital stock of the Corporation, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of company stock that are the basis for the dividend. Like requirements, provisions and restrictions shall be applicable to shares or securities issued as a result of a merger, consolidation or similar event. A participant to whom share units have been awarded may be given by the Committee the right to receive during the performance or award period as additional compensation cash in an amount equal to the product of (i) the per share dividend on company stock that is declared after the award of share units and (ii) the number of share units awarded to such participant, and in such case such sums shall be payable directly to the participant at the same time as dividends on company stock are paid.

SECTION 8 - PERFORMANCE AWARDS AND PERIODS

      (a) Participants eligible to receive awards of performance shares and/or share units under the Plan shall be selected by the Committee from among the more senior officers of the Corporation and its participating affiliates. For officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, the Committee shall administer awards under this Section 8 of the Plan in accordance with the provisions of Appendix A.

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      (b) Effective January 1, 1988, and each year thereafter, the Committee shall establish a performance period of no less than one (1) year and no more than five (5) years in duration for the award of performance shares, which period shall begin on the first day of January of the first year of the period and shall end on the last day of December of the final year of such period. At the beginning of a performance period, the Committee shall make such award or awards of performance shares or share units to each selected participant as it determines. During a performance period the Committee may increase awards of performance shares or share units to such selected participants whose increased corporate responsibilities warrant, in the judgment of the Committee, such increase and may make awards of performance shares or share units to such newly selected participants whose corporate responsibilities warrant, in the judgment of the Committee, such award.

      (c) As of the beginning of each performance period, the Committee shall establish one or more business performance goals for that period, and the weight to be given to each such goal. In setting performance goals, the Committee may take into account performance in comparison with such peer financial institutions as may be selected by the Committee for that purpose. The Committee may, from time to time thereafter, make appropriate adjustments in performance goals to reflect major unforeseen transactions, events or circumstances that alter or affect such goals.

      (d) As soon as practicable after the end of each performance period, the Committee shall determine the extent to which the performance goals for that period were attained and shall make the distributions, if any, prescribed in
Section 8(h).

      (e) If a participant has received an award pursuant to the provisions of
Section 8(b) of the Plan and is employed by the participating affiliates at the end of a performance period and the Committee determines that the performance goals for such performance period were fully met, the participant shall be fully vested at the end of the performance period in the number of performance shares or share units awarded to the participant for that performance period. In the event that the Committee determines that the performance goals for such performance period were only partially met or were unmet, then the Committee will determine what portion of the performance share or share unit award, if any, will be distributable for such performance period, and the balance of the participant's performance share or share unit award, if any, shall be forfeited to the Corporation as of the last day of the performance period. In the event that the Committee determines that the satisfaction the performance goals for such performance period so warrant, the Committee may for that performance period make additional awards of performance shares or share units to such selected participants as the Committee determines, which additional performance shares and/or share units shall be fully vested and nonforfeitable.

      (f) Unless the Committee provides otherwise, in the event that before the end of a performance period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested as of the day on which such death, disability or retirement occurs in the number of performance shares or share units the participant would have received had the participant's


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employment with the participating affiliate continued to the end of the performance period, but proportionately reduced to reflect the shorter period of employment. The balance of performance shares or share units awarded to the participant for such performance period shall be forfeited to the Corporation as of the last day of the performance period. In the event of the death of the participant before the end of a performance period, the Committee may elect to advance the distribution date.

      (g) Unless the Committee provides otherwise, if a participant should terminate employment with the participating affiliates before the end of a performance period for a reason other than death, total and permanent disability, or retirement, all performance shares or share units awarded to the participant for which the applicable performance period has not ended shall automatically be forfeited to the Corporation as of the date of termination of employment.

      (h) Except as otherwise provided for in Section 8(f), distribution of vested performance shares shall be made as soon as practicable after the last day of the applicable performance period in the form of full shares of company stock, with fractional shares, if any, being distributed in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.

SECTION 9 - RESTRICTED AWARDS AND PERIODS

      (a) Participants eligible to receive awards of company stock or share units under this Section 9 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and shall exclude, except by special Committee action, any of the more senior officers selected for participation in the Plan under Section 8.

      (b) Each year, the Committee shall establish one (1) or more award periods for the shares of company stock to be awarded to those participants selected by the Committee for such awards under this Section 9 during that year. At the beginning of an award period, the Committee shall make such award or awards of shares of company stock and/or share units to each selected participant as it determines. Each award period must extend for at least twelve (12) months after the date of the award.

      (c) If a participant has received an award pursuant to the provisions of
Section 9(b) of the Plan and is employed by a participating affiliate at the end of the award period, the participant shall be fully vested, at the end of the award period, in the shares of company stock or share units awarded to the participant for that award period.

      (d) Unless the Committee provides otherwise, in the event that before the end of an award period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested, as of the day on which such death, disability or retirement occurs, in the number of shares of company stock or share units the participant would have received had the participant's employment with the


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participating affiliate continued to the end of the award period, but proportionately reduced to reflect the shorter period of employment. The balance of the shares of company stock or share units awarded to the participant shall be forfeited to the Corporation as of the last day of the award period. The Committee may provide in such cases for accelerated distribution of awards made pursuant to the provisions of this Section 9.

      (e) Unless the Committee provides otherwise, if a participant should terminate employment with a participating affiliate before the end of an award period for a reason other than death, total and permanent disability, or retirement, all shares of company stock or share units awarded to the participant for which the applicable award period has not ended shall automatically be forfeited to the Corporation as of the date of his or her termination of employment.

      (f) Except as otherwise provided for in Section 9(d), distribution of vested awards of company stock shall be made as soon as practicable after the last day of the applicable award period in the form of full shares of company stock, with fractional shares, if any, being awarded in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.

SECTION 10 - GRANTS OF OPTIONS AND RIGHTS

      (a) Participants eligible to receive grants of options and/or rights under this Section 10 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and from former officers and employees who have a consulting arrangement with the Corporation, and may include officers selected for participation under Section 8 or officers and employees selected for participation under Section 9 of the Plan. The Committee may grant more than one option or right to any eligible current or former officer or employee; but no more than five-tenths of one percent (0.5%) of the average of the aggregate shares of company stock outstanding on the first day of January of each of the preceding five years shall be granted subject to option and/or right during each rolling five-year period to any individual current or former officer or employee.

      (b) The Committee shall determine the eligible participants to whom, and the time or times at which, options and rights will be granted, the number of shares to be subject to each option, the duration of each option or right, the time or times within which the option or right may be exercised, the cancellation of the option or right (with the consent of the holder thereof) and the other conditions of the grant of the option or right. The provisions and conditions of the grants of options and rights need not be the same with respect to each optionee or with respect to each option or each right.

      (c) Except as otherwise specifically provided herein, options granted pursuant to the Plan shall be subject to the following terms and conditions:

      (i) Option Price. At the time the Committee approves the grant, the Committee shall determine the option price that shall be not less than one hundred percent (100%) of the market value of the company stock on the date of Committee approval of the grant.


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      (ii) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon the conditions established by the Committee, by delivery of shares of company stock owned by the optionee; provided, however, that company stock acquired by the optionee through the exercise of an incentive stock option may not be used for payment prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code. If payment is made by the delivery of shares of company stock, the value of the shares on the date of exercise shall be the market value on such day.

      (iii) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the maximum duration of an incentive stock option exceed ten (10) years from the date of its grant.

      (iv) Restoration Options. The Committee may provide that an option include the right to receive a restoration option. An option that provides for the grant of a restoration option shall entitle the participant, upon exercise of the option prior to retirement of the participant and payment of the option price in shares of company stock that have been owned by the participant for not less than six months prior to the date of exercise, to receive a restoration option. In addition to any other terms and conditions the Committee deems appropriate, the restoration option shall be subject to the following terms: the number of shares shall not exceed the number of whole shares delivered in payment of the original option, the date of grant will be the date of the exercise of the original option, the exercise price shall not be less than 100% of the market value of the company stock on the date of the grant of the restoration option, the option may not be exercised for at least six months after grant, the option term will not extend beyond the term of the original option, and the restoration option shall be a non-qualified option.

      (v) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted. Options shall be exercisable in full or in such cumulative installments as shall be determined by the Committee on the grant of the option. If an option shall be exercisable in installments, the Committee may, in its discretion, provide for other events in which all installments shall become immediately exercisable if any installment be presently exercisable.

      (vi) Incentive Stock Options. The Committee, with respect to each grant of an option to an optionee, shall determine whether such option shall be an incentive stock option, and, upon determining that an option shall be an incentive stock option, shall designate it as such in the written instrument evidencing such option. If the written instrument evidencing an option does not contain a designation that it is an incentive stock option, it shall contain a designation that it is a non-qualified option.

      The Committee may not grant a participant incentive stock options in the aggregate that are

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first exercisable during any one calendar year with respect to company stock the aggregate market value of which exceeds $100,000, taking into account all stock option plans of the Corporation and any parent or subsidiary entities.

      (d) The Committee may grant a right to an optionee of any option granted under the Plan with respect to some or all of the company stocked covered by such option. A right may be granted either at the time of grant of the option or at any time thereafter during its term. Each right shall be exercisable only if and to the extent that the related option is then exercisable; provided, no right may be exercised until a date at least six (6) months subsequent to the date of grant of the right. Upon the exercise of a right, the related option will cease to be exercisable to the extent of the company stock with respect to which such right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further awards and/or options pursuant to the Plan. Upon the exercise or termination of an option, the right with respect to such option shall terminate to the extent of the shares of company stock with respect to which the option was exercised or terminated.

      (e) For purposes of this Section 10, the word "increment" means with respect to the exercise of any right associated with an option an amount equal to the product computed by multiplying (i) the excess of (A) the market value on the date such right is exercised over (B) the market value on the date the related option was granted by (ii) the number of shares of company stock with respect to which such right is being exercised.

      (f) Subject to the approval of the Committee, an optionee upon the exercise of a right may elect to receive either: (i) a number of shares of company stock equal to the quotient computed by dividing the increment by the market value on the date of exercise of the right, provided, however, that cash will be paid in lieu of any fractional share and that the total number of shares of company stock will not exceed the total number of shares subject to the related option, or (ii) an amount in cash equal to the increment, or (iii) a combination of cash in the amount specified by the optionee, and the number of shares of company stock calculated as provided in clause (i) of this Paragraph
(f), after reducing the increment that was utilized by such cash amount, plus cash in lieu of any fractional share.

      (g) Notwithstanding the provisions of Paragraph (f) of this Section 10, the Committee may require that a cash payment election may be made only in the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of earnings of the Corporation and ending on the twelfth business day following such date. Such restriction will be imposed on an optionee if it is required under the Exchange Act.

      (h) In the event that the employment of an optionee to whom an incentive stock option has been granted under the Plan shall be terminated (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the


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participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an incentive stock option has been granted under the Plan shall become disabled while employed and such disability results in the termination of employment, such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of the expiration of twelve (12) months from the date of such termination of employment or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the death or disability of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time period set forth above as to all shares of company stock remaining subject to the option. For the purposes of this Section 10, the term "option" shall include any right related to the option and the term "disabled" shall have the meaning contained within Section 22 (e)
(3) of the Code.

      (i) In the event that the employment of an optionee to whom an option other than an incentive stock option has been granted under the Plan shall be terminated (except as set forth below), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of such date after termination as provided by the Committee on the grant of the option or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall become disabled while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall die while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the executor, administrator or personal representative of the optionee's estate or a transferee of the option under Section 7(a) or a beneficiary designated under
Section 11(b), as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the disability or death of the


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optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time periods set forth above as to all shares of company stock remaining subject to the option.

      (j) An optionee or a transferee of an option pursuant to Section 7(a) shall have no rights as a shareholder with respect to any company stock the subject of either an unexercised or exercised option or right until the optionee or transferee shall have become the holder of record of such stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of such stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the company stock acquired pursuant to the option or right.

SECTION 11 - GENERAL

      (a) If, in connection with the payment of any award hereunder in shares of company stock or the exercise of any option or right hereunder, it is necessary or desirable, to comply with any law or regulation of any governmental authority relating to the issuance or sale of securities, that the participant receiving such shares shall agree that the participant will take the shares for investment and not with any present intention to resell the same and that the participant will dispose of such shares only in compliance with such laws and regulations, the participant shall, upon the request of the Committee, execute and deliver to the Committee an agreement to such effect satisfactory to the Committee.

      (b) If a participant dies prior to the receipt in full of any award under the Plan to which the participant is entitled and/or prior to the exercise in full of any option or right granted to the participant, the award or grant shall be distributed to the participant's designated beneficiary or, in the absence of a beneficiary designation, to the participant's estate. The designation of a beneficiary shall be made in writing on a form prescribed by and filed with the Secretary of the Committee.

      (c) Neither the establishment of the Plan nor any provisions of the Plan or modification thereof shall be held or construed as giving any participant in the Plan the right to be retained in the service of any participating affiliate and each participating affiliate expressly reserves its right to discharge any such participant whenever the interests of such participating affiliate may so require.

      (d) A forfeiture of shares of company stock (including performance shares) pursuant to Sections 8(e), (f) or (g) or 9(d) or (e) of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

      (e) Each distribution of company stock under this Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of company stock or allow a participant to tender back to the Corporation shares of company stock received in such distribution.

      (f) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) each participant shall be fully vested in the number of shares of company stock (including performance shares) or share units awarded to such participant for all award periods and/or performance periods that, upon such event, have not yet ended, and all options and rights then outstanding shall become immediately exercisable. Distribution of all shares of company stock, and all cash with respect to which rights have become vested, or due because of the exercise of options or rights, shall be made as soon as practicable within sixty (60) days after the date of the Change in Control, as if, in the case of awards under Section 8 and Section 9, the applicable award period or periods and/or performance period or periods had ended on such date. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such participant in successfully seeking to obtain or enforce any right to distribution under this Section 11(f) and in the event that it shall be determined that such participant is entitled to a cash distribution hereunder, such participant shall also be entitled to interest thereon payable to such participant in an amount equivalent to the prime rate of interest of NBD Bank, N.A., from time to time during the period from the date such distribution should have been made to the date it is made.

      For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors; or (ii) during any period of twenty- four (24) consecutive months (not including any period prior to the adoption of this Plan) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of subsection (ii) of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four (24) month period were members of the Corporation's Board and "New Directors" shall mean any director of the Corporation whose election by the Corporation's Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two- thirds the Corporation's Directors then still in office who were Present Directors or New Directors. Notwithstanding any other provisions of the Plan, the provisions of this Section 11(f) may not be amended after the date a Change in Control occurs without the written consent of a majority in number of participants.

SECTION 12 - AMENDMENT, SUSPENSION AND TERMINATION

      The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan; provided, however, no such amendment, suspension or termination shall adversely affect any award or grant then in effect unless the prior approval of the participant so affected is obtained. No amendment of the Plan shall, without approval of the shareholders of the Corporation, (a) increase the aggregate number of shares of company stock (including performance shares) that are reserved for award and/or grant under the Plan (except as provided in Section 6), (b) change the group of eligible employees under the Plan, (c) change the manner of determining the option price or the amount payable upon exercise of a right, or (d) increase the maximum duration of an option.

SECTION 13 - GOVERNING LAW

      The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

                                NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN

                                   Appendix A


      The following provisions have been disclosed to and approved by the shareholders of the Corporation at the annual meeting held on May 16, 1994:

      The performance-based long-term incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) provide for annual grants of performance shares, starting in 1994, that will be earned out 0-100% at the end of a four-year performance period based on NBD's average return on equity ("ROE") in comparison to average ROE during the period at peer banking institutions selected by the Committee (the "performance measure").

      TARGET AND MAXIMUM AWARDS. Each participating officer is assigned a target award at the start of each performance period stated as a percent of salary. Under the criteria, the Committee is able to grant a maximum target award of 100% of the salary stated in the Corporation's proxy statement for the first year of the performance period. The target award is multiplied by the participant's salary and divided by the fair market value of a share of the Corporation's Common Stock at the start of each performance period to determine a target number of performance shares. If average ROE during the performance period is at or above the goal, the target number of performance shares will be earned. The target number of shares is also the maximum number of shares (the "maximum award"). If ROE performance is below the goal, individual awards will be less than the target, down to an ROE threshold below which all performance shares will be forfeited.

      DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Stockholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in the Corporation's audited financial statements for the year, before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of the performance-based long-term incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Stockholders' Equity" is the Corporation's common stockholders' equity on its consolidated balance sheet at the end of the preceding year.

      TERM OF CRITERIA. The term of the performance-based long-term incentive criteria is five years, 1994 through 1998, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable is subject to stockholder approval.